UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2016

Starz

(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization	File Number)	Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 17, 2016, Starz agreed in principle to multi-year extensions of its affiliation agreements with both DIRECTV, LLC (“DIRECTV”) and AT&T Services, Inc. (“AT&T”), subject to the entry into definitive agreements with each of DIRECTV and AT&T. Solely for purposes of presentation, had we been operating under the financial terms of the extensions beginning January 1, 2015 and during the year ended December 31, 2015, we estimate Starz Networks’ revenue and Starz’s consolidated revenue for such period would have been $1,278.5 million and $1,654.2 million, respectively. Similarly, had we been operating under the financial terms of the extensions beginning January 1, 2016 and during the six months ended June 30, 2016, we estimate Starz Networks’ revenue and Starz’s consolidated revenue for such period would have been $662.7 million and $814.2 million, respectively. Following the first year of the renewal period, the impact on Starz’s earnings under these extensions would decrease annually.  Further, Starz expects other revenue sources including OTT revenue trends to offset the financial impact of the extensions.

In addition, in connection with and as a condition to these extensions, Lions Gate Entertainment Corp. (“Lions Gate”) has agreed in principle to issue to AT&T three $16.67 million annual installments of equity (or cash at Lions Gate’s election) following the completion of the proposed merger (the “proposed Merger”) between Starz and Lions Gate, subject to the entry into a definitive agreement with AT&T.  Starz has been advised that Lions Gate is expected to treat the annual issuance or payment as a reduction of Starz Networks’ revenue.  Starz has further been advised that Lions Gate signed a new multi-year agreement covering transactional video-on-demand, pay-per-view and electronic-sell-through with DIRECTV and AT&T simultaneously with the  entrance into the agreement in principle described above.

If, for any reason, the proposed Merger is not completed, the Lions Gate installment payments would terminate and DIRECTV and AT&T would have the option to terminate and renegotiate the multi-year extension arrangements with Starz.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed Merger, the extension of the affiliation agreements with DIRECTV and AT&T, the anticipated impact of the extensions on Starz’s financial performance following the first year of the renewal period, other revenue sources including OTT revenue trends, the financial position of Starz following the proposed Merger and other matters that are not historical fact. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation satisfaction of conditions to the proposed Merger with Lions Gate, the ability of Starz to execute definitive agreements with regard to the extension of the applicable affiliation agreements and Starz’s ability to negotiate separate extension arrangements if the proposed Merger fails. These forward-looking statements speak only as of the date they are made, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this Current Report on Form 8-K.

Important Additional Information

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF LIONS GATE AND STOCKHOLDERS OF STARZ ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Securityholders of Lions Gate and Starz will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Lions Gate and Starz, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to James Marsh, Senior Vice President of Lions Gate Investor Relations, 2700 Colorado Avenue, Santa Monica, California, 90404, or at (310) 255-3651, or to Starz, 8900 Liberty Circle, Englewood, Colorado 80112, or at 1-855-807-2929.

Participants in the Solicitation

Lions Gate, Starz, and certain of their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lions Gate’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on July 28, 2016, and certain of its Current Reports on Form 8-K. Information regarding Starz’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 29, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016

STARZ

By:	/s/ Scott D. Macdonald
	Name:	Scott D. Macdonald
	Title:	Chief Financial Officer, Executive Vice President, and Treasurer